                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                           HYDRO NUCLEAR CORPORATION

     We, the undersigned natural persons of the Age of twenty-one years or more, acting as incorporators of a corporation under the New Mexico Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE I.

     The name of the corporation shall be: HYDRO NUCLEAR CORPORATION.

                                  ARTICLE II.

     The period of its duration is perpetual.

                                  ARTICLE III.

     The purpose for which this corporation is organized is to engage in all phases of mining, exploration, leaching, purchase and sale of any and all minerals of all types, to engage in all other activities related to such business, and to engage in and do any lawful act concerning any or all lawful business for which corporations may be organized under the laws of New Mexico, now or hereafter in affect.

                                  ARTICLE IV.

     The aggregate number of shares which the corporation shall have authority to issue are as follows:

     (a) 5,000,000 shares of common stock, each share having a par value of 10 cents; and

     (b) 5,000,000 shares of preferred stock, each share having a par value of 10 cents, the designations, preferences, and relative participating, optional or other special rights, qualifications, limitations or restrictions with respect to such shares, including whether or not the preferred shares are convertible into shares of common stock, to be determined in a Resolution or Resolutions providing for the issue of such stock adopted by the Board of Directors.

                                   ARTICLE V.

     Cumulative voting of shares shall not be permitted.

                                  ARTICLE VI.

     The corporation will not commence business until consideration of the value of at least one thousand dollars ($1,000) has been received for the issuance of shares.

                                  ARTICLE VII.

     Shareholders shall not have pre-emptive rights to acquire additional or treasury shares of the corporation. All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificates evidencing the corporation's shares. No shareholder or subscriber to the capital stock of the corporation shall be under any obligation to the corporation or its creditors with respect to such stock other than the obligation to pay the corporation the full consideration for which stock was issued or is to be issued.

                                 ARTICLE VIII.

     The address of the initial registered office is 457-J Washington, S.E., Albuquerque, New Mexico, 87108 and the name of its initial registered agent at such address is Malcolm G. Colberg.

                                  ARTICLE IX.

     The address of the corporation's place of business is Suite 1400 "G", First National Bank Building, East, Albuquerque, New Mexico, 87108.

                                   ARTICLE X.

     The names and post office addresses of the incorporators are as follows:

                            MALCOLM G. COLBERG
                            457-J Washington SE
                            Albuquerque, New Mexico

                            GEORGE O. LOTSPEICH
                            609 Sycamore NE
                            Albuquerque, New Mexico

                            ROBERT R. HURST
                            1400 Virginia NE, Apt. #77
                            Albuquerque, New Mexico

                            J. DOUGLAS HENRY
                            1015 Cardenas SE, Apt. #5
                            Albuquerque, New Mexico




                                     - 2 -
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                                  ARTICLE XI.


     The affairs of the corporation shall be conducted by a Board of Directors and such officers as the Directors may elect or appoint. The number of Directors constituting the initial Board of Directors of the corporation is four, and the names and post office addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or special meeting called for the election of Directors, and until their successors are elected and shall qualify are:

          Name                               Address
---------------------------        -----------------------------

Malcolm G. Colberg                 457-J Washington SE
                                   Albuquerque, New Mexico

George O. Lotspeich                609 Sycamore NE
                                   Albuquerque, New Mexico

Robert R. Hurst                    1400 Virginia NE, Apt. #77
                                   Albuquerque, New Mexico

J. Douglas Henry                   1015 Cardenas SE, Apt. #5
                                   Albuquerque, New Mexico

The number of Directors to be elected at the annual meeting of shareholders or at any specific meeting called for the election of Directors shall not be less than three or more than seven, the exact number to be fixed by the By-Laws. All directorships to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.



                                  ARTICLE XII.

     Shareholders shall not have pre-emptive rights to acquire additional or treasury shares of the corporation. All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificates evidencing the corporation's shares. No shareholder or subscriber to the capital stock of the corporation shall be under any obligation to the corporation or its creditors with respect to such stock other than the obligation to pay the corporation the full consideration for which stock was issued or is to be issued.




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                                 ARTICLE XIII.


     Shareholders shall be entitled to one vote per share upon each matter submitted to a vote at a meeting of the shareholders. One-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

                                  ARTICLE XIV.

     The officers, Directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's Minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, Directors and other members of management of this company shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, Director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, Directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, Director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, Director or member of management) from any duties which he may have to the corporation.

                                  ARTICLE XV.

     No contract or other transaction between this corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be in any way affected or invalidated by the fact that any of the Directors, officers or other members of the management of this corporation are pecuniarily or otherwise interested in or are Directors, officers or members of management of such other corporation. Any Director, officer or other member of management of this corporation individually, or any firm of which such Director, officer or member of management may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this corporation, provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation or a majority thereof; and any Director of this corporation who is also a Director,


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officer or member of management of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such Director, officer or member of management of such other corporation or not so interested.

                                        ARTICLE XVI.

     The corporation shall indemnify each Director and each officer, his heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a Director or officer of the corporation, except in relation (i) to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for fraud or misconduct, and (ii) to liabilities under the Securities Act of 1933, as amended, or other applicable securities laws. In the event of a settlement before or after action or suit, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

                                        ARTICLE XVII.

     The Board of Directors of this corporation is authorized to adopt, confirm, ratify, alter, amend, rescind and repeal By-Laws or any portion thereof from time to time.

     DATED May 14, 1969

                                           /s/ MALCOLM G. COLBERG
                                        ----------------------------
                                           Malcolm G. Colberg

                                           /s/ GEORGE O. LOTSPEICH
                                        -----------------------------
                                           George O. Lotspeich

                                           /s/ ROBERT R. HURST
                                        ------------------------------
                                           Robert R. Hurst

                                           /s/ J. DOUGLAS HENRY
                                        ------------------------------
                                           J. Douglas Henry




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STATE OF NEW MEXICO      )
                         )ss.
COUNTY OF BERNALILLO     )

     The foregoing instrument was acknowledged before me this 14 day of May, 1969, by Malcolm G. Colberg, George O. Lotspeich, Robert R. Hurst, and J. Douglas Henry.
                                           /s/ [ILLEGIBLE]
                                        ------------------------------
                                             Notary Public

     SEAL

        My commission expires:
          June 30, 1971





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                                                          FILED IN OFFICE OF
                                                    STATE CORPORATION COMMISSION
                                                            OF NEW MEXICO

                                                             JUN 30 1977

                                                           CORPORATION AND
                                                         FRANCHISE TAX DEPTS.


                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                           HYDRO NUCLEAR CORPORATION


          1.   The name of the corporation is Hydro Nuclear Corporation.

          2. The amendment so adopted is: Change of name, Hydro Nuclear Corporation to Cobb Nuclear Corporation.

          3.   This amendment was adopted by the shareholders on June 17, 1977.

          4.   There are 934,498 shares outstanding and entitled to vote.

          5. 670,779 shares voted for the change of name, and 625 shares cast against the change.

                                             /s/ GEORGE O. LOTSPEICH
                                             ----------------------------------
                                             GEORGE O. LOTSPEICH, President


                                             /s/ MALCOLM G. COLBERG
                                             ----------------------------------
                                             MALCOLM G. COLBERG, Secretary


                            V E R I F I C A T I O N

          MALCOLM G. COLBERG being first duly sworn on oath, STATES: That he is the Secretary of Hydro Nuclear Corporation, that he knows the contents of the Articles of Amendment which he has fully read and the matters stated therein are true and correct.

                                             /s/ MALCOLM G. COLBERG
                                             ----------------------------------
                                             MALCOLM G. COLBERG

          SUBSCRIBED AND SWORN to before me this 27th day of June, 1977.


                                             /s/ D. CALLAHAN
                                             ----------------------------------
                                             NOTARY PUBLIC

My Commission Expires:

       4-23-78
----------------------
                                     RECEIVED

                                   JUN 30 1977

                               N.M. ST. CORP. COMM.
                            Corp./Franchise Tax Depts.

                                                          FILED IN OFFICE OF
                                                    STATE CORPORATION COMMISSION
                                                             OF NEW MEXICO

                                                             JUN 30 1977

                                                           CORPORATION AND
                                                         FRANCHISE TAX DEPTS.

                                 CERTIFICATION



     I hereby certify that the copy of the Minutes attached hereto is a true and correct copy of the Annual Stockholders' Meeting of June, 17, 1977.


                                             /s/ MALCOLM G. COLBERG
                                             ----------------------------------
                                             MALCOLM G. COLBERG, Secretary



                                                              RECEIVED

                                                            JUN 30 1977

                                                         N.M. ST. CORP. COMM.
                                                      Corp./Franchise Tax Depts.

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                            COBB NUCLEAR CORPORATION


          Pursuant to the provisions of the New Mexico Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

          FIRST:  The name of the corporation is COBB NUCLEAR CORPORATION.

          SECOND: The following amendments to the Articles of Incorporation were adopted by the Shareholders of the corporation at the Annual Meeting of Shareholders held on December 19, 1980, in the manner prescribed by the New Mexico Business Corporation Act:

                (1) Article I hereby is repealed and a new Article I is adopted as follows:

                                   ARTICLE I.

                The name of the corporation is Cobb Resources Corporation.

                (2) Article IV hereby is repealed and a new Article IV is adopted as follows:

                                  ARTICLE IV.

                The aggregate number of shares which the corporation shall have authority to issue are as follows:

                (a) 25,000,000 shares of common stock, each share having a par value of $0.10; and

                                                              RECEIVED

                                                             JUN 29 1981

                                                         N.M. ST. CORP. COMM.
                                                      Corp./Franchise Tax Depts.

          (b) 5,000,000 shares of preferred stock, each share having a par value of $0.10, the designations, preferences, and relative participating, optional or other special rights, qualifications, limitations or restrictions with respect to such shares, including whether or not the preferred shares are convertible into shares of common stock, to be determined in a Resolution or Resolutions providing for the issue of such stock adopted by the Board of Directors.

      THIRD:   The number of shares of the corporation outstanding at the time such Amendment was adopted was 2,425,053, and the number of shares entitled to vote thereon was 2,425,053.

     FOURTH:   The corporation has only one class of stock outstanding, it being $0.10 par value common stock.

     FIFTH:    The number of shares voted as regards such Amendments were as follows:

     (1)   Change of Name:  For:  1,965,898; Against:  100; Abstain:  767.

     (2)   Increase in Authorized Common Stock:  For:  1,962,997; Against:
           3,368; Abstain:  400.

     SIXTH:    The Amendments do not provide for an exchange, reclassification or cancellation of issued shares.

     SEVENTH: The Amendments do not effect a change in the amount of stated capital.

     Dated:  January 2, 1981
            -----------------
                                             COBB NUCLEAR CORPORATION
                                             a New Mexico corporation


                                             By  /s/ GEORGE O. LOTSPEICH
                                                 ------------------------------
                                                 George O. Lotspeich, President

S E A L

Attest:

/s/ MALCOLM G. COLBERG
-------------------------------
Malcolm G. Colberg, Secretary

STATE OF NEW MEXICO      )
                         ) ss.
COUNTY OF BERNALILLO     )


     On January 2, 1981, before me, Doris A. Lake, a Notary Public in and for said county and state, personally appeared George O. Lotspeich, who acknowledged before me that he is President of Cobb Nuclear Corporation, a New Mexico corporation, and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth.

     IN WITNESS WHEREOF I have hereunto set my hand and seal on January 2, 1981.

     My commission expires:

            6-21-81

                                                  /s/ DORIS A. LAKE
                                                  ------------------------------
                                                  Notary Public